Exhibit 99.2

DIVERSEY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$109,282	$169,094
Restricted cash	6,259	20,407
Accounts receivable, less allowance of $19,045 and $19,888, respectively	583,809	563,006
Accounts receivable — related parties	8,859	6,433
Inventories	290,982	263,247
Deferred income taxes	31,598	24,532
Other current assets	175,621	163,307

Total current assets	1,206,410	1,210,026
Property, plant and equipment, net	406,481	410,507
Capitalized software, net	53,988	52,980
Goodwill	1,262,999	1,263,431
Other intangibles, net	188,128	194,175
Deferred income taxes, non current	10,142	12,919
Other assets	160,627	—

Total assets	$3,288,775	$3,284,013

LIABILITIES, CLASS B SHARES AND EQUITY AWARDS SUBJECT TO CONTINGENT REDEMPTION AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$54,563	$24,205
Current portion of long-term borrowings	9,513	9,498
Accounts payable	310,043	327,831
Accounts payable — related parties	27,785	23,794
Deferred income taxes	2,090	—
Accrued expenses	417,398	463,319

Total current liabilities	821,392	848,647
Pension and other post-retirement benefits	224,082	226,682
Long-term borrowings	1,443,644	1,445,678
Deferred income taxes, non current	138,950	114,358
Other liabilities	117,266	125,893

Total liabilities	2,745,334	2,761,258

Commitments and contingencies

Class B shares and equity awards subject to contingent redemption features— $0.01 par value; 20,000,000 shares authorized; 2,563,948 shares issued and outstanding at September 30, 2011 and 1,490,971 shares issued and outstanding at December 31, 2010	37,625	35,871
Stockholders’ equity:
Class A common stock — $0.01 par value; 200,000,000 shares authorized; 99,764,706 shares issued and outstanding at September 30, 2011 and December 31, 2010	998	998
Capital in excess of par value	558,312	554,244
Accumulated deficit	(269,576)	(309,785)
Accumulated other comprehensive income	216,082	241,427

Total stockholders’ equity	505,816	486,884

Total liabilities, Class B shares and equity awards subject to contingent redemption and stockholders’ equity	$3,288,775	$3,284,013

The accompanying notes are an integral part of the consolidated financial statements

DIVERSEY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Net sales:
Net product and service sales	$818,304	$776,308	$2,445,199	$2,306,379
Sales agency fee income	6,473	7,264	19,338	19,170

	824,777	783,572	2,464,537	2,325,549
Cost of sales	492,736	455,433	1,451,762	1,335,090

Gross profit	332,041	328,139	1,012,775	990,459
Selling, general and administrative expenses	256,772	224,705	770,817	728,976
Research and development expenses	16,228	15,572	52,518	48,829
Restructuring expenses/(credits)	(234)	173	(1,383)	(2,347)

Operating profit	59,275	87,689	190,823	215,001
Other (income) expense:
Interest expense	29,595	38,400	96,879	108,308
Interest income	(553)	(630)	(1,762)	(1,511)
Other (income) expense, net	(1,217)	(871)	(1,107)	2,883

Income from continuing operations before income taxes	31,450	50,790	96,813	105,321
Income tax provision	17,053	16,301	56,519	56,209

Income from continuing operations	14,397	34,489	40,294	49,112
Loss from discontinued operations, net of income taxes	—	(1,129)	—	(10,190)

Net income	$14,397	$33,360	$40,294	$38,922

The accompanying notes are an integral part of the consolidated financial statements

DIVERSEY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Nine Months Ended
	September 30, 2011	October 1, 2010
	(unaudited)
Cash flows from operating activities:
Net income	$40,294	$38,922
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,747	70,999
Amortization of intangibles	10,756	13,101
Amortization and direct expense of debt issuance costs	11,730	11,088
Accretion of original issue discount	3,870	3,218
Interest accreted on notes payable	—	12,469
Deferred income taxes	8,618	18,753
Loss on disposal of discontinued operations	—	842
Loss from divestitures	—	108
Japan inventory loss	701	—
Loss(Gain) on property, plant and equipment disposals	(525)	353
Stock-based compensation	8,672	11,075
Other	6,445	7,478
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses:
Accounts receivable	(37,489)	807
Inventories	(28,969)	(29,439)
Other current assets	(17,609)	(4,629)
Accounts payable and accrued expenses	(41,136)	(59,082)
Other assets	(19,452)	(2,731)
Other liabilities	(13,980)	(14,572)

Net cash provided by operating activities	8,673	78,760
Cash flows from investing activities:
Capital expenditures	(62,557)	(45,866)
Expenditures for capitalized computer software	(17,359)	(8,690)
Proceeds from property, plant and equipment disposals	1,874	2,642
Acquisitions of businesses and other intangibles	(2,463)	—
Dividends from unconsolidated affiliates	—	598
Net costs of divestiture of businesses	—	(950)

Net cash used in investing activities	(80,505)	(52,266)
Cash flows from financing activities:
Proceeds from (repayments of) short-term borrowings, net	31,421	(1,351)
Repayments of long-term borrowings	(7,296)	(56,382)
Payment of costs for equity redemption and issuance	—	(961)
Proceeds related to stock-based long-term incentive plans	70	9,345
Repurchase and redemption of Class B equity	(2,920)	—
Payment of debt issuance costs	(2,806)	(4,949)
Dividends paid	(85)	(80)

Net cash provided by (used in) financing activities	18,384	(54,378)
Effect of exchange rate changes on cash and cash equivalents	(6,364)	7,278

Change in cash and cash equivalents	(59,812)	(20,606)
Beginning balance	169,094	249,713

Ending balance	$109,282	$229,107

Supplemental cash flows information
Cash paid during the period:
Interest, net	$67,422	$69,110
Income taxes	48,689	27,353

The accompanying notes are an integral part of the consolidated financial statements

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

1. Description of the Company

Diversey Holdings, Inc. (“Holdings” or the “Company”) directly owns all of the shares of Diversey, Inc. (“Diversey”). The Company is a holding company and its sole business interest is the ownership and control of Diversey and its subsidiaries. Diversey is a leading global marketer and manufacturer of commercial cleaning, hygiene, operational efficiency, appearance enhancing products and equipment and related services and solutions for food safety and service, food and beverage plant operations, floor care, housekeeping and room care, laundry and skin care. Diversey serves institutional and industrial end-users such as food service providers, lodging establishments, food and beverage processing plants, building service contractors, building managers and property owners, retail outlets, schools and health-care facilities in more than 175 countries worldwide.

On October 3, 2011, as discussed in Note 21, the Company became a wholly-owned subsidiary of Sealed Air Corporation (“Sealed Air”).

2. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary to present fairly the financial position of the Company as of September 30, 2011 and its results of operations for the three and nine months ended September 30, 2011 and cash flows for the nine months ended September 30, 2011 have been included. The results of operations for the three and nine months ended September 30, 2011 are not necessarily indicative of the results to be expected for any subsequent interim period or for the full fiscal year ending December 31, 2011. It is recommended that the accompanying consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company evaluates subsequent events through the date the financial statements are issued, which is December 14, 2011 for these financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Diversey Holdings, Inc., Diversey, Inc., and its wholly owned subsidiaries. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

The Company uses estimates and assumptions in accounting for the following significant matters, among others:

•	Allowances for doubtful accounts

•	Inventory valuation and allowances

•	Valuation of acquired assets and liabilities

•	Useful lives of property and equipment and intangible assets

•	Goodwill and other long-lived asset impairment

•	Contingencies

•	Accounting for income taxes

•	Stock-based compensation

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

•	Customer rebates and discounts

•	Environmental remediation costs

•	Pensions and other post-retirement benefits

Actual results may differ from previously estimated amounts, and such differences may be material to the consolidated financial statements. The Company periodically reviews estimates and assumptions, and the effects of revisions are reflected in the period in which the revision is made. No significant revisions to estimates or assumptions were made during the periods presented in the accompanying consolidated financial statements.

Unless otherwise indicated, all monetary amounts, except per share data, are stated in thousand dollars.

Segment Reporting

The Financial Standards Accounting Board (“FASB”) Accounting Standards CodificationTM (“ASC”) Topic 280, Segment Reporting, defines operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

During the current quarter, the Company completed the change in its organizational structure which was announced in December 2010. It provides a focus on the role of emerging markets in our growth objectives, and consists of four regions, as follows:

•

Europe – This region is comprised of operating units in Western and Eastern Europe and Russia and will no longer include our operations in Turkey, Africa and Middle East countries. Europe will continue to be our largest region.

•	Americas – The operating units in this region will remain unchanged.

•

Asia Pacific, Africa, Middle East, Turkey (“APAT”) – This region is comprised of our operations in Asia Pacific, Africa, Middle East, Turkey and the Caucasian and Asian Republics. This region will no longer include Japan.

•	Japan – Japan becomes a stand-alone region.

The Company’s operations were previously organized in three regions: Europe/Middle East/Africa, Americas, and Greater Asia Pacific.

As a result of this change, Note 19 reflects segment information in conformity with the new four region model and prior period segment information has been restated for comparability and consistency.

3. Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2011, as compared to the recent accounting pronouncements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, that are of significance, or potential significance, to the Company.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

Intangibles—Goodwill and Other (ASC Topic 350)

In September 2011, the FASB issued an Accounting Standards Update (“ASU”) intended to simplify how entities test goodwill for impairment. The new guidance gives entities the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test under existing accounting guidance is required to be performed. Otherwise, no further testing is required. These new provisions will become effective for the Company beginning January 1, 2012. Early adoption is permitted in certain circumstances. The Company is currently assessing the potential impact of the adoption of this guidance on its financial statements.

In December 2010, the FASB issued an ASU describing when to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company adopted this ASU effective at the beginning of fiscal year 2011, as required. This ASU did not impact the Company’s consolidated financial statements.

Comprehensive Income (ASC Topic 220)

In June 2011, the FASB issued an ASU to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. It does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This ASU is to be applied retrospectively and is effective for interim and annual periods beginning after December 15, 2011. Early adoption is permitted. The Company is currently evaluating the effect of this ASU on its financial statements.

Fair Value Measurement (ASC Topic 820)

In May 2011, the FASB issued an ASU incorporating amendments to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. This ASU represents the converged guidance of the FASB and the International Accounting Standards Board on fair value measurement. The FASB does not intend for many of the amendments to result in a change in the application of ASC Topic 820. This ASU is to be applied prospectively and is effective for interim and annual periods beginning after December 15, 2011. Early application is not permitted. The Company is currently evaluating the effect that this ASU may have on its financial statements.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

Business Combinations (ASC Topic 805)

In December 2010, the FASB issued an ASU related to Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The Company adopted this ASU effective at the beginning of fiscal year 2011, and will apply the ASU prospectively to future business combinations for which the acquisition date is after December 31, 2010, as required. This ASU did not impact the Company’s consolidated financial statements.

4. Master Sales Agency Terminations and Umbrella Agreement

In connection with the May 2002 acquisition of the DiverseyLever business, Diversey entered into a master sales agency agreement (the “Sales Agency Agreement”) with Unilever PLC and Unilever N.V. (“Unilever”), whereby Diversey acts as an exclusive sales agent in the sale of Unilever’s consumer branded products to various institutional and industrial end-users. At acquisition, Diversey assigned an intangible value to the Prior Agency Agreement of $13,000, which was fully amortized at May 2007.

In October 2007, Diversey and Unilever entered into the Umbrella Agreement (the “Umbrella Agreement”), to replace the Prior Agency Agreement, which includes; i) a new agency agreement with terms similar to the Prior Agency Agreement, covering Ireland, the United Kingdom, Portugal and Brazil, and ii) a Master Sub-License Agreement (the “License Agreement”) under which Unilever has agreed to grant 31 of Diversey’s subsidiaries a license to produce and sell professional size packs of Unilever’s consumer branded cleaning products. The entities covered by the License Agreement have also entered into agreements with Unilever to distribute Unilever’s consumer branded products. Except for some transitional arrangements in certain countries, the Umbrella Agreement became effective January 1, 2008, and, unless otherwise terminated or extended, will expire on December 31, 2017.

An agency fee is paid by Unilever to the Company in exchange for its sales agency services. An additional fee is payable by Unilever to the Company in the event that conditions for full or partial termination of the Prior Agency Agreement are met. At various times during the life of the Prior Agency Agreement, the Company elected, and Unilever agreed, to partially terminate the Prior Agency Agreement in several territories resulting in payment by Unilever to the Company of additional fees, which are recognized in the consolidated statements of operations over the life of the Umbrella Agreement. In association with the partial terminations, the Company recognized sales agency fee income of $154 and $154 during the three months ended September 30, 2011 and October 1, 2010, respectively; and $707 and $463 during the nine months ended September 30, 2011 and October 1, 2010.

An additional fee is payable by Unilever to the Company in the event that conditions for full or partial termination of the License Agreement are met. The Company elected, and Unilever agreed, to partially terminate the License Agreement in several territories resulting in payment by Unilever to the Company of additional fees. In association with the partial terminations, the Company recognized sales income of $80 and $78 during the three months ended September 30, 2011 and October 1, 2010, respectively; and $239 and $78 during the nine months ended September 30, 2011 and October 1, 2010.

Under the License Agreement, the Company recorded net product and service sales of $31,657 and $30,233 during the three months ended September 30, 2011 and October 1, 2010, respectively; and $96,990 and $91,111 during the nine months ended September 30, 2011 and October 1, 2010, respectively.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

5. Acquisitions

Strategic Alliance

The Company entered into a strategic alliance agreement with Eulen, S.A. (“Eulen”), a Spain-based corporation engaged in cleaning services, whereby the Company acquired certain assets of Eulen for a total cash consideration of $3,600, of which approximately $2,500 was paid in the second quarter of 2011, and $1,100 is payable in annual installments over the next 3 years. The Company finalized the purchase accounting related to this acquisition in the third quarter of 2011. The acquired assets were identified as customer lists and are included as part of Other Intangibles, net, as of September 30, 2011. These assets will be amortized on a straight-line basis over the five year life of the agreement which commenced effective May 1, 2011. The Company recorded applicable amortization for May through September 2011 of $272 for both the three and nine months ended September 30, 2011. The amortization is recorded in selling, general and administrative expenses in the consolidated statements of operations.

6. Inventories

The components of inventories are summarized as follows:

	September 30, 2011	December 31, 2010
Raw materials and containers	$58,019	$56,412
Finished goods	232,963	206,835

Total inventories	$290,982	$263,247

Inventories are stated in the consolidated balance sheets net of allowance for excess and obsolete inventory of $ 20,692 and $ 21,806 on September 30, 2011 and December 31, 2010, respectively.

7. Indebtedness and Credit Arrangements

Amendment to the Diversey Senior Secured Credit Facilities credit agreement. The Diversey Senior Secured Credit Facilities were amended in March 2011. This amendment reduced the interest rate payable with respect to the Term Loans, thereby reducing borrowing costs over the remaining life of the credit facilities. The spread on the U.S. dollar and Canadian dollar denominated borrowings was reduced from 325 basis points to 300 basis points, and the minimum LIBOR and BA floors were reduced from 2.00% to 1.00%. The spread on the euro denominated borrowing was reduced from 400 basis points to 350 basis points and the EURIBOR floor was reduced from 2.25% to 1.50%.

In addition, the amendment changed various financial covenants and credit limits to provide greater flexibility to operate the business. These changes include the ability to issue incremental term loan facilities and the ability to issue dividends to Holdings to fund cash interest payments on the Holdings Senior Notes.

In connection with the amendment and in accordance with ASC 470-50, Debt Modifications and Extinguishments, the Company capitalized $443 and expensed $2,363 in transaction fees paid to third parties and wrote-off $160 in previously unamortized discounts and capitalized debt issuance costs. These amounts are included in interest expense in the consolidated statements of operations for the nine months ended September 30, 2011. The effective interest rates on the Term loans were reduced from 5.70% – 6.91% to 4.19% – 5.40%.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

In connection with the Company’s election to pay cash interest on the Holdings Senior Notes on November 15, 2011 and its expectation that future interest payments will be made in cash, the Company accelerated the amortization of unamortized discounts and capitalized debt issuance costs and recorded additional interest expense of $4,092, which is included in the consolidated statements of operations for the nine months ended September 30, 2011.

At September 30, 2011, the unamortized discount and debt issuance costs relating to the Company’s indebtedness were $18,309 and $53,919 respectively.

On October 3, 2011, in connection with the acquisition by Sealed Air, $1,489,597 of the Company’s existing indebtedness was paid off or defeased (see Note 21).

8. Restructuring Liabilities

November 2005 Restructuring Program

On November 7, 2005, the Company announced a restructuring program (“November 2005 Plan”), which included redesigning the Company’s organizational structure, the closure of a number of manufacturing and other facilities, outsourcing the majority of information technology support worldwide, outsourcing certain financial services in Western Europe and a workforce reduction of approximately 15%. As of September 30, 2011, the Company has terminated 2,901 employees in the execution of this plan. Our November 2005 Plan activity is expected to continue through fiscal 2011, with the associated reserves expected to be substantially paid out through cash that has been transferred to irrevocable trusts established for the settlement of these obligations. These trusts have a balance of $ 6,259 as of September 30, 2011 and are classified as restricted cash in the Company’s consolidated balance sheet.

The activities associated with the November 2005 Plan for the three and nine months ended September 30, 2011 were as follows:

	Employee- Related	Other	Total
Liability balances as of December 31, 2010	$21,924	$1,181	$23,105
Net adjustments to restructuring liability	(224)	—	(224)
Cash paid [1]	(3,564)	34	(3,530)

Liability balances as of April 1, 2011	$18,136	$1,215	$19,351
Net adjustments to restructuring liability	(946)	21	(925)
Cash paid [1]	(4,159)	(18)	(4,177)

Liability balances as of July 1, 2011	$13,031	$1,218	$14,249
Net adjustments to restructuring liability	(231)	(4)	(235)
Cash paid [1]	(4,050)	(39)	(4,089)

Liability balances as of September 30, 2011	$8,750	$1,175	$9,925

[1]	Cash paid includes the effects of foreign exchange.

The Company did not incur any long-lived asset impairment charges for the three and nine month periods ended September 30, 2011. In connection with the November 2005 Plan, the Company recorded long-lived asset impairment charges of $283 and $802 for the three and nine months ended October 1, 2010 respectively. The impairment charges are included in selling, general and administrative costs.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

Total plan-to-date expense, net, associated with the November 2005 Plan, by reporting segment, is summarized as follows:

	Total Plan	Three Months Ended		Nine Months Ended
	To-Date	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Europe	$142,283	$902	$576	$(646)	$(1,001)
Americas	41,193	(320)	80	60	(537)
APAT	9,488	(4)	19	72	(25)
Japan	15,331	(64)	(218)	(107)	27
Other	24,712	(748)	(284)	(762)	(811)

	$233,007	$(234)	$173	$(1,383)	$(2,347)

9. Exit or Disposal Activities

In June 2010, the Company announced plans to transition certain accounting functions in its corporate center and certain Americas locations to a third party provider. The Company expects to execute the plan between July 2010 and December 2011. The Company also affirmed its decision to cease manufacturing operations at Waxdale, its primary U.S. manufacturing facility, and to move some production to other locations in North America, as well as pursue contract manufacturing for a portion of its product lines. The timeline to transition out of Waxdale is not certain, but is expected to be largely completed during the first semester of fiscal 2012. In connection with these plans, the Company recorded an original estimate of $5,972 for the involuntary termination of employees which was subsequently reduced by $98 and $700 during the three and nine months ended September 30, 2011, respectively. These costs are included in selling, general and administrative expenses in the consolidated statements of operations.

As of September 30, 2011, the Company carries a liability balance of $4,290 related to these involuntary terminations.

10. Income Taxes

The Company reported an effective income tax rate of 58.4% on pre-tax income from continuing operations for the nine month period ended September 30, 2011. The effective income tax rate for the period exceeds the statutory income tax rate primarily as a result of increased valuation allowances against deferred tax assets in certain jurisdictions and increases in reserves for uncertain tax positions.

11. Other (Income) Expense, Net

The components of other (income) expense, net in the consolidated statements of operations, include the following:

	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Foreign currency (gain) loss	$6,603	$(7,269)	$(1,310)	$1,706
Forward contracts (gain) loss	(6,276)	7,948	2,189	(767)
Hyperinflationary foreign currency (gain) loss	—	29	—	3,934
Other, net	(1,544)	(1,579)	(1,986)	(1,990)

	$(1,217)	$(871)	$(1,107)	$2,883

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

12. Defined Benefit Plans and Other Post-Employment Benefit Plans

The components of net periodic benefit costs for the Company’s defined benefit pension plans and other post-employment benefit plans for the three and nine months ended September 30, 2011 and October 1, 2010, are as follows:

	Defined Pension Benefits
	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Service cost	$2,588	$2,380	$7,469	$7,076
Interest cost	8,914	8,310	26,622	25,270
Expected return on plan assets	(10,911)	(9,193)	(32,377)	(27,737)
Amortization of net loss	1,496	1,762	4,423	4,991
Amortization of transition obligation	48	44	143	155
Amortization of prior service (credit) cost	(683)	(613)	(1,992)	(1,370)
Curtailments, settlements and special termination benefits	—	(10,140)	894	(5,355)

Net periodic pension cost	$1,452	$(7,450)	$5,182	$3,030

	Other Post-Employment Benefits
	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Service cost	$314	$326	$941	$979
Interest cost	1,128	1,157	3,386	3,473
Amortization of net (gain) loss	(17)	(22)	(51)	(67)
Amortization of prior service credit	(51)	(51)	(154)	(153)

Net periodic benefit cost	$1,374	$1,410	$4,122	$4,232

The Company made contributions to its defined benefit pension plans of $5,277 and $9,258 during the three months ended September 30, 2011 and October 1, 2010, respectively; and $22,000 and $22,701 during the nine months ended September 30, 2011 and October 1, 2010, respectively.

In June 2011, the Company recognized a settlement of defined benefits to former U.S. employees resulting in a related loss of $894. The Company recorded this loss in selling, general and administrative expenses in the consolidated statement of operations.

In September 2010, the Company recognized a curtailment gain of $11,348 relating to the announced freezing of its pension plan in The Netherlands. The Company recorded this gain in selling, general, and administrative expenses in the consolidated statement of operations.

In June 2010, the Company recognized a settlement of defined benefits to former U.S. employees resulting in a related loss of $3,974. The Company recorded $1,996 of this loss as a component of discontinued operations, and $1,978 in selling, general and administrative expenses in the consolidated statement of operations. In September 2010, the Company recognized an additional loss of $1,080. The Company recorded $682 of this loss as a component of discontinued operations, and $398 in selling, general, and administrative expenses in the consolidated statement of operations.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

In June 2010, the Company recognized a curtailment and settlement of defined benefits to former Japan employees, resulting in a related loss of $571. In September 2010, the Company recognized an additional loss of $128. The Company recorded these losses in selling, general and administrative expenses in the consolidated statement of operations.

In June 2010, the Company recognized a curtailment of defined benefits to former Ireland employees resulting in a related loss of $241. The Company recorded this loss in selling, general and administrative expenses in the consolidated statement of operations.

13. Financial Instruments

The Company sells its products in more than 175 countries and approximately 85% of the Company’s revenues are generated outside the United States. The Company’s activities expose it to a variety of market risks, including the effects of changes in foreign currency exchange rates and interest rates. These financial risks are monitored and managed by the Company as an integral part of its overall risk management program.

The Company maintains a foreign currency risk management strategy that uses derivative instruments (foreign currency forward contracts) to protect its interests from fluctuations in earnings and cash flows caused by the volatility in currency exchange rates. Movements in foreign currency exchange rates pose a risk to the Company’s operations and competitive position, since exchange rate changes may affect the profitability and cash flow of the Company, and business and/or pricing strategies of competitors.

Certain of the Company’s foreign business unit sales and purchases are denominated in the customers’ or vendors’ local currency. The Company purchases foreign currency forward contracts as hedges of foreign currency denominated receivables and payables and as hedges of forecasted foreign currency denominated sales and purchases. These contracts are entered into to protect against the risk that the future dollar-net-cash inflows and outflows resulting from such sales, purchases, firm commitments or settlements will be adversely affected by changes in exchange rates.

At September 30, 2011 and December 31, 2010, the Company held 17 and 23 foreign currency forward contracts, respectively, as hedges of foreign currency denominated receivables and payables with an aggregate notional amount of $ 157,887 and $163,092, respectively. Because the terms of such contracts are primarily less than three months, the Company did not elect hedge accounting treatment for these contracts. The Company records the changes in the fair value of these contracts within other (income) expense, net, in the consolidated statements of operations. Total net realized and unrealized (gains) losses recognized were $(6,276) and $2,189 during the three and nine months ended September 30, 2011, respectively compared with such (gains) losses of $7,948 and $(767), respectively for the three and nine months ended October 1, 2010.

As of September 30, 2011 and December 31, 2010, the Company held 128 and 194 foreign currency forward contracts, respectively, as hedges of forecasted foreign currency denominated sales and purchases with an aggregate notional amount of $ 50,864 and $62,983, respectively. The maximum length of time over which the Company typically hedges cash flow exposures is twelve months. To the extent that these contracts are designated and qualify as cash flow hedging instruments, the effective portion of the gain or loss on the derivative instrument is recorded in other comprehensive income and reclassified as a component to net income (loss) in the same period or periods during which the hedged transaction affects earnings. Net unrealized (gain) loss on cash flow hedging instruments of $ (435) and $409 were included in accumulated other comprehensive income, net of tax, at September 30, 2011 and December 31, 2010, respectively. There was no ineffectiveness related to cash flow hedging instruments during the three and nine months ended September 30, 2011 and October 1, 2010, respectively. Unrealized gains and losses existing at September 30, 2011, which are expected to be reclassified into the consolidated statements of operations from other comprehensive income during the next year, are not expected to be significant.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

At September 30, 2011 and December 31, 2010, the location and fair value amounts of derivative instruments were as follows:

	Asset Derivatives		Liability Derivatives
	September 30, 2011		September 30, 2011
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign currency forward contracts	Other current assets	$852	Accrued expenses	$333

Derivatives not designated as hedging instruments
Foreign currency forward contracts	Other current assets	1,148	Accrued expenses	750

Total Derivatives		$2,000		$1,083

	Asset Derivatives		Liability Derivatives
	December 31, 2010		December 31, 2010
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Foreign currency forward contracts	Other current assets	$724	Accrued expenses	$1,316

Derivatives not designated as hedging instruments
Foreign currency forward contracts	Other current assets	1,293	Accrued expenses	669

Total Derivatives		$2,017		$1,985

The effect of derivative instruments on the Consolidated Financial Statements for the three and nine months ended September 30, 2011 and October 1, 2010, was as follows:

	Amount of (gain) loss recognized in OCI on derivatives (effective portion)		Amount of (gain) loss reclassified from accumulated OCI into income (effective portion)
Derivatives with cash flow hedging relationships	Three Months Ended September 30, 2011	Location of (gain) loss reclassified from accumulated OCI into income	Three Months Ended September 30, 2011
Foreign currency forward contracts	$(290)	Other (income) expense, net	$56

Derivatives with cash flow hedging relationships	Amount of (gain) loss recognized in OCI on derivatives (effective portion)	Location of (gain) loss reclassified from accumulated OCI into income	Amount of (gain) loss reclassified from accumulated OCI into income (effective portion)
	Three Months Ended October 1, 2010		Three Months Ended October 1, 2010
Foreign currency forward contracts	$(228)	Other (income) expense, net	$168

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

Derivatives with cash flow hedging relationships	Amount of (gain) loss recognized in OCI on derivatives (effective portion)	Location of (gain) loss reclassified from accumulated OCI into income	Amount of (gain) loss reclassified from accumulated OCI into income (effective portion)
	Nine Months Ended September 30, 2011		Nine Months Ended September 30, 2011
Foreign currency forward contracts	$(519)	Other (income) expense, net	$(577)

	Amount of (gain) loss recognized in OCI on derivatives (effective portion)	Location of (gain) loss reclassified from accumulated OCI into income	Amount of (gain) loss reclassified from accumulated OCI into income (effective portion)
Derivatives with cash flow hedging relationships	Nine Months Ended October 1, 2010		Nine Months Ended October 1, 2010
Foreign currency forward contracts	$178	Other (income) expense, net	$533

14. Fair Value Measurements of Financial Instruments

Financial instruments measured at fair value on a recurring basis as of September 30, 2011 and December 31, 2010 were as follows:

	Balance at September 30, 2011	Level 1	Level 2	Level 3
Assets:
Foreign currency forward contracts	$2,000	$—	$2,000	$—

Liabilities:
Foreign currency forward contracts	$1,083	$—	$1,083	$—

	Balance at December 31, 2010	Level 1	Level 2	Level 3
Assets:
Foreign currency forward contracts	$2,017	$—	$2,017	$—

Liabilities:
Foreign currency forward contracts	$1,985	$—	$1,985	$—

The Company primarily uses readily observable market data in conjunction with globally accepted valuation model software when valuing its financial instruments portfolio and, consequently, the Company designates all financial instruments as Level 2. Under ASC Topic 820, Fair Value Measurements and Disclosures, there are three levels of inputs that may be used to measure fair value. Level 2 is defined as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

15. Comprehensive Income (Loss)

Comprehensive income (loss) for the three and nine months ended September 30, 2011 and October 1, 2010 are as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2011	October 1, 2010	September 30, 2011	October 1, 2010
Net income	$14,397	$33,360	$40,294	$38,922
Foreign currency translation adjustments	(94,269)	93,973	(25,959)	17,755
Adjustments to pension and post- retirement liabilities, net of tax	2,351	(7,971)	(230)	(10,900)
Unrealized gains on derivatives, net of tax	278	132	844	88

Total comprehensive income (loss)	$(77,243)	$119,494	$14,949	$45,865

16. Stock-Based Compensation

Stock Incentive Plan

The Company maintains a Stock Incentive Plan (“SIP”) for the officers and most senior managers of the Company. The SIP provides for the purchase or award of new class B common stock of Holdings (“Shares”) and options to purchase new Shares representing in the aggregate up to 12% of the outstanding common stock of Holdings.

During the nine months ended September 30, 2011, pursuant to the SIP, participants purchased 4,410 Shares in Holdings at $13.60 per share, and were awarded 11,759 matching options to purchase Shares pursuant to a matching formula, at an exercise price of $13.60 per share, with a contractual term of ten years. The matching options are subject to a vesting period of four years. In addition, the Company repurchased 27,500 Shares at $13.60 per share, and 213 Shares at $26.37 per share, relating to separated employees. In conjunction with these departures, 153,000 matching options were forfeited. Also during this time period, 1,000 vested options were exercised at an exercise price of $10.00 per share.

During the nine months ended September 30, 2011, pursuant to the SIP, 1,251,478 Deferred Share Units (“DSUs” as defined in the SIP) granted in 2010 vested. 186,823 of these vested DSUs were redeemed for cash by the participants to pay all or a portion of their required withholding tax liability, and therefore were not converted into Shares. As a result of this redemption for cash, 627,099 matching options were forfeited. In addition, as a result of the departure of certain employees, 51,374 DSUs and 646,652 matching options were forfeited. Upon the closing of the Merger as discussed in Note 21, 548,473 of these options will be reinstated and accelerated pursuant to the terms of the Merger Agreement. As this event is solely contingent on the Merger closing, no compensation expense has been recognized for these options. For purposes of retention, 22,059 additional DSUs were granted to two participants, with no matching options. These DSUs have a weighted-average grant-date fair value of $13.83, and are subject to vesting periods of two to three years.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

The following table summarizes the stock option activity during the nine months ended September 30, 2011:

	Number of Options	Exercise Price per Option[1]	Remaining Contractual Term[1] (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2011	9,728,836	$10.02
Granted	11,759	13.60
Exercised	(1,000)	10.00
Forfeited	(1,273,751)	10.00

Outstanding at September 30, 2011	8,465,844	$10.03	8.25	$122,626

Exercisable at September 30, 2011	647,513	$10.01	8.25	$9,392

[1]	Weighted-average

The weighted-average grant-date fair value of all outstanding options at September 30, 2011 is $3.43.

The following table summarizes DSU activity during the nine months ended September 30, 2011:

	Number of DSUs	Weighted-Average Grant-Date Fair Value
Nonvested DSUs at January 1, 2011	2,698,107	$10.00
Granted	22,059	13.83
Vested	(1,251,478)	10.00
Forfeited	(51,374)	10.00

Nonvested DSUs at September 30, 2011	1,417,314	$10.06

At September 30, 2011, there was $12,943 of unrecognized compensation cost related to DSUs and non-vested option compensation arrangements that is expected to be recognized as a charge to earnings over a weighted-average period of five years.

Director Stock Incentive Plan

The Company maintains a Director Stock Incentive Plan (“DIP”), which provides for the sale of Shares to certain non-employee directors of the Company, as well as the grant to these individuals of DSUs in lieu of receiving cash compensation for their services as a member of the Company’s Board of Directors.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

The following table summarizes the Director DSU activity during the nine months ended September 30, 2011:

	Number of DSUs	Weighted-Average Grant-Date Fair Value
Nonvested Director DSUs at January 1, 2011	45,729	$10.36
Granted	51,291	13.60
Vested	(45,729)	10.36

Nonvested Director DSUs at September 30, 2011	51,291	$13.60

Compensation expenses related to the SIP and DIP were $2,499 and $3,792 for the three months ended September 30, 2011 and October 1, 2010, respectively; and $8,672 and $11,076 for the nine months ended September 30, 2011 and October 1, 2010, respectively. These expenses are recorded as part of selling, general and administrative expenses in the consolidated statements of operations.

Stock Appreciation Rights Plan

The Company also maintains an incentive program for certain managers of the Company who are not in the SIP, which provides for cash awards based on stock appreciation rights (“SARs”). SARs have no effect on shares outstanding as appreciation awards are paid in cash and not in common stock. The Company accounts for SARs as liability awards in which the pro-rata portion of the awards’ fair value is recognized as expense over the vesting period, which approximates three years.

Compensation expenses related to the SARs plan were ($867) and $188 for the three months ended September 30, 2011 and October 1, 2010, respectively; and $3,298 and $592 for the nine months ended September 30, 2011 and October 1, 2010, respectively. These expenses are recorded as part of selling, general and administrative expenses in the consolidated statements of operations.

Class B shares and equity awards subject to contingent redemption

The Company’s SIP and DIP programs are subject to a contingent redemption feature relating to any potential future change in control of the Company. Among other provisions, this feature provides for the cash settlement of Shares and DSUs at fair value as of the date of the change in control. Until the change in control occurs (see Note 21), applicable accounting guidance requires recognition of Shares and earned DSUs as mezzanine equity, which the Company has presented as Class B shares and equity awards subject to contingent redemption on its consolidated balance sheets.

At September 30, 2011, the Company’s mezzanine equity consisted of $22,857 related to DSUs, $13,668 related to the SIP equity offering and $1,100 related to the DIP equity offering.

17. Commitments and Contingencies

The Company is subject to various legal actions and proceedings in the normal course of business. Although litigation is subject to many uncertainties and the ultimate exposure with respect to these matters cannot be ascertained, the Company does not believe the final outcome of any current litigation will have a material effect on the Company’s financial position, results of operations or cash flows.

The Company has purchase commitments for materials, supplies, and property, plant and equipment incidental to the ordinary conduct of business. In the aggregate, such commitments are not in excess of current market prices. Additionally, the Company normally commits to some level of marketing related expenditures that

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

extend beyond the fiscal year. These marketing expenses are necessary in order to maintain a normal course of business and the risk associated with them is limited. It is not expected that these commitments will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In the fourth quarter of 2010, the Company concluded that it unconditionally pledged $6,000 to a charitable organization near its Sturtevant, Wisconsin headquarters, which it recognized as selling, general and administrative expense. The Company has made several installment payments in 2011, and expects to make the final installment in 2012.

In 2011, a subsidiary of the Company within the Americas segment was notified of a ruling by an administrative council regarding employment tax matters covering the years 2002 through 2006. While the Company believes it has defenses against these claims and other employment tax claims for the same period, and has accrued $1,100 for certain of these contingencies, the ultimate resolution of some of these matters could result in an additional loss of up to approximately $7,000.

Subsequent to September 30, 2011, the Company voluntarily instituted a program to recover a certain product previously sold to customers that do not meet the Company’s quality specifications. The Company is currently evaluating the cause of this defect, remedies and any recourse it may have against the supplier. While the Company is currently unable to make a reasonable estimate for the amount of loss it will ultimately sustain and has not accrued for any losses related to this product recovery as of September 30, 2011, it believes that any such losses will not exceed $3,500.

The Company maintains environmental reserves for remediation, monitoring, assessment and other expenses at one of its domestic facilities. While the ultimate exposure at this site continues to be evaluated, the Company does not anticipate a material effect on its consolidated financial position, results of operations or cash flows.

In connection with the acquisition of the DiverseyLever business, the Company conducted environmental assessments and investigations at DiverseyLever facilities in various countries. These investigations disclosed the likelihood of soil and/or groundwater contamination, or potential environmental regulatory matters. The Company continues to evaluate the nature and extent of the identified contamination and is preparing and executing plans to address the contamination, including the potential to recover some of these costs from Unilever under the terms of the DiverseyLever purchase agreement. As of September 30, 2011, the Company maintained related reserves of $11,415 on a discounted basis (using country specific rates ranging from 7.68% to 16.22%) and $15,339 on an undiscounted basis. The Company intends to seek recovery from Unilever under indemnification clauses contained in the purchase agreement.

18. Japan Operations

Immediate impact of the disaster

On March 11, 2011, Japan suffered a significant natural disaster. The Company’s Japan subsidiary sustained damage to inventories at one of its leased facilities and recorded estimated losses and other charges totaling $1,300 in the first quarter, of which $461 was reversed in the second quarter, as actual losses were ascertained to be less than the estimated amounts. Most of the loss was recorded in cost of sales in the consolidated statements of operations. The Company’s Japan operations are based in Yokohama, which is approximately 150 miles from the damaged nuclear plant. Although the Company anticipates that a portion of these losses are covered by its insurance policies, it has not recorded any insurance recoveries as of September 30, 2011.

For the nine months ended September 30, 2011, the Company’s Japan business had net sales of $232,068, and operating profit of $12,287.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

Longer term potential business disruption impact

The disaster is currently causing an adverse effect on the Company’s sales and operating profits in Japan for the current fiscal year. The Company currently is not able to provide a reliable estimate of the potential loss this year or in future years and whether these losses will be offset by business interruption insurance policies carried by the Company.

Goodwill impairment assessment

During the Company’s 2010 impairment review, performed as of October 1, 2010, the Japan reporting unit had a fair value that exceeded its carrying value by 20%. The assumptions and estimates underlying fair value were determined with the assistance of a third party valuation firm and are subject to uncertainty. Failure of the Japanese business to realize financial forecasts or further weakening of the Japanese business environment, as a result of the disaster or other factors, could potentially impact the future recoverability of the $152,696 of goodwill held in our Japan reporting unit at September 30, 2011. The Company reviewed the events in Japan and based on qualitative and quantitative analyses performed as of September 30, 2011, including consideration of the Company’s implied valuation under the terms of the Merger Agreement (Note 21), concluded that there was no indicator of impairment that would require a Step 1 test under ASC 350, Intangibles – Goodwill and Other to be performed. The Company believes that the disaster may have an adverse effect on its sales and operating profits in Japan for the current year. However, future effects are still not determinable, and it currently believes that the long term assumptions remain appropriate.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

19. Segment Information

Business segment information is summarized as follows:

	$000,000	$000,000	$000,000	$000,000	$000,000	$000,000
	Three Months Ended September 30, 2011
	Europe	Americas	APAT	Japan	Eliminations/ Other [1]	Total Company
Net sales	$369,116	$239,238	$151,928	$78,475	$(13,980)	$824,777
Operating profit	21,482	11,155	13,140	3,098	10,400	59,275
Depreciation and amortization	9,670	6,864	3,587	1,727	7,413	29,261
Interest expense	8,518	3,327	606	273	16,871	29,595
Interest income	215	494	616	36	(808)	553
Total assets	1,563,157	678,537	541,802	334,869	170,410	3,288,775
Goodwill	661,768	205,249	177,383	152,696	65,903	1,262,999
Capital expenditures, including capitalized computer software	14,813	8,787	5,093	837	796	30,326
Long-lived assets [2]	904,245	301,772	228,325	204,656	279,381	1,918,379

	$000,000	$000,000	$000,000	$000,000	$000,000	$000,000
	Three Months Ended October 1, 2010
	Europe	Americas	APAT	Japan	Eliminations / Other [1]	Total Company
Net sales	$347,438	$231,450	$138,911	$81,174	$(15,401)	$783,572
Operating profit	46,411	22,169	13,977	6,798	(1,666)	87,689
Depreciation and amortization	10,271	5,971	3,440	1,720	8,508	29,910
Interest expense	12,105	4,457	395	257	21,186	38,400
Interest income	344	686	340	—	(740)	630
Total assets	1,620,554	599,407	559,260	313,022	319,844	3,412,087
Goodwill	660,860	210,707	189,586	141,062	66,131	1,268,346
Capital expenditures, including capitalized computer software	4,981	4,457	3,592	643	4,669	18,342
Long-lived assets [2]	895,547	305,696	240,667	188,605	302,491	1,933,006

[1]	Eliminations/Other includes the Company’s corporate operating and holding entities, discontinued operations and corporate level eliminations and consolidating entries.

[2]	Long-lived assets includes property, plant and equipment, capital software, intangible items and investments in affiliates.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

	$000,000	$000,000	$000,000	$000,000	$000,000	$000,000
	Nine Months Ended September 30, 2011
	Europe	Americas	APAT	Japan	Eliminations/ Other [1]	Total Company
Net sales	$1,117,682	$720,278	$444,258	$232,068	$(49,749)	$2,464,537
Operating profit	73,128	61,346	40,604	12,287	3,458	190,823
Depreciation and amortization	29,414	18,712	10,785	5,396	23,196	87,503
Interest expense	26,136	11,410	1,369	781	57,183	96,879
Interest income	581	1,712	1,735	51	(2,317)	1,762
Total assets	1,563,157	678,537	541,802	334,869	170,410	3,288,775
Goodwill	661,768	205,249	177,383	152,696	65,903	1,262,999
Capital expenditures, including capitalized computer software	41,643	20,172	12,999	1,959	3,143	79,916
Long-lived assets [2]	904,245	301,772	228,325	204,656	279,381	1,918,379

	$000,000	$000,000	$000,000	$000,000	$000,000	$000,000
	Nine Months Ended October 1, 2010
	Europe	Americas	APAT	Japan	Eliminations / Other [1]	Total Company
Net sales	$1,042,431	$690,678	$409,351	$225,708	$(42,619)	$2,325,549
Operating profit	116,905	66,817	39,601	13,094	(21,416)	215,001
Depreciation and amortization	30,007	17,698	10,184	4,995	21,216	84,100
Interest expense	33,480	13,346	1,193	794	59,495	108,308
Interest income	1,010	1,647	957	1	(2,104)	1,511
Total assets	1,620,554	599,407	559,260	313,022	319,844	3,412,087
Goodwill	660,860	210,707	189,586	141,062	66,131	1,268,346
Capital expenditures, including capitalized computer software	15,159	14,218	9,805	2,335	13,039	54,556
Long-lived assets [2]	895,547	305,696	240,667	188,605	302,491	1,933,006

[1]	Eliminations/Other includes the Company’s corporate operating and holding entities, discontinued operations and corporate level eliminations and consolidating entries.

[2]	Long-lived assets includes property, plant and equipment, capital software, intangible items and investments in affiliates.

20. European Principal Company

In May 2011, the Company approved, subject to successful works council consultations, plans to reorganize its European operations to function under a centralized management and value chain model. After completing the reorganization in 2012, the European Principal Company (“EPC”) will manage the European segment centrally. The European subsidiaries will execute sales and distribution locally, and local production companies will act as toll manufacturers on behalf of the EPC. The Company expects to incorporate the EPC in The Netherlands.

As part of the planning for this reorganization, the Company recognized non-recurring costs of $3,534 and $13,468 for the three and nine months ended September 30, 2011, respectively, which are classified in selling, general and administrative expenses in the consolidated statements of operations. In addition, the Company recognized capital expenditures of $6,233 and $14,911 for the three and nine months ended September 30, 2011, respectively, which are recorded as part of Property, Plant and Equipment. The Company also recorded restructuring and implementation liabilities of $0 and $2,430 for the three and nine months ended September 30, 2011, respectively.

21. Sealed Air Acquisition

On May 31, 2011, the Company, Sealed Air Corporation (“Sealed Air”) and Solution Acquisition Corp., a wholly-owned subsidiary of Sealed Air, entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which Sealed Air acquired 100% of the common stock of the Company.

DIVERSEY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2011

(Unaudited)

On October 3, 2011, pursuant to the terms of the Merger Agreement, Solution Acquisition Corp. was merged with and into the Company (the “Acquisition”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Sealed Air. Pursuant to, and except as otherwise set forth in the Merger Agreement, as amended, each outstanding share of the common stock of the Company was converted into the right to receive approximately 0.294 of a share of common stock of Sealed Air and approximately $19.59 in cash, without interest. Also pursuant to the Merger Agreement, as amended, the Company issued 26,290 shares of series A preferred stock (“Preferred Stock Issuance”) to Sealed Air for cash consideration received in the amount of $262.9 million.

In connection with the Acquisition, the Company used the proceeds of the Preferred Stock Issuance, new indebtedness and other funds from Sealed Air to repay or defease substantially all its existing indebtedness, in the amount of approximately $1.5 billion (see Note 7). The Company also incurred additional transaction costs of $23.8 million primarily related to legal and advisory fees, and additional compensation expense of $125.3 million resulting from the reinstatement and/or acceleration of certain vesting benefits, pursuant to the Company’s stock-based compensation plans. Most of these costs were contingent upon the closing of the Acquisition and therefore were not recorded as of September 30, 2011.

The accompanying financial statements do not include any adjustments that may be necessary under purchase accounting, upon the consummation of the Acquisition, to reflect the impact of the transaction on the Company’s financial position, liquidity or financial commitments.